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                                                                      EXHIBIT 21

                       Subsidiaries of U.S. Concrete, Inc.
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Central Concrete Supply Co., Inc.
Superior Concrete Materials, Inc.
Carrier Excavation and Foundation Company
Ready Mix Concrete Company of Knoxville
San Diego Precast Concrete, Inc.
Fendt Transit Mix, Inc.
Hunter Equipment Company
AFTM Corporation
DYNA, Inc.
Olive Branch Ready Mix, Inc.
Cornillie Fuel & Supply, Inc.
Cornillie Leasing, Inc.
Beall Industries, Inc.
Beall Management, Inc.
Beall Concrete Enterprises, Ltd.
Beall Investment Corporation, Inc.
Atlas-Tuck Concrete, Inc.
B.W.B., Inc. of Michigan
Premix Concrete Corp.
Superior Materials Company, Inc.
Superior Redi-Mix, Inc.
Concrete XX Acquisition, Inc.
E.B. Metzen, Inc.
Central Precast Concrete, Inc.
Eastern Concrete Materials, Inc.
Sierra Precast, Inc.
American Concrete Products, Inc.
Smith Pre-Cast, Inc.
Central Concrete Corp.
Wyoming Concrete Industries, Inc.
USC Atlantic, Inc.
USC Management Co., L.P.
USC Michigan, Inc.
USC Midsouth, Inc.
USC GP, Inc.
USC LP, Inc.